Exhibit 10.3

OWNERSHIP LIMIT WAIVER AGREEMENT

THIS OWNERSHIP LIMIT WAIVER AGREEMENT (this “Agreement”), dated as of February 4, 2022, is between New York City REIT, Inc., a Maryland corporation (the “Company”), and New York City Advisors, LLC (the “Advisor”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company’s charter, as amended and restated through the date hereof and as presently in effect (the “Charter”).

RECITALS

WHEREAS, as of the date hereof, 13,282,930 shares of the Company’s Class A common stock (the “Common Stock”) are issued and outstanding.

WHEREAS, Section 5.7 of the Charter contains a limitation on the ownership of Shares, which prohibits any Person from Beneficially Owning or Constructively Owning more than 9.8% in value of the aggregate of the outstanding Shares (the “Overall Limit”) and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of Shares (the “Series Limit,” and collectively with the Overall Limit, the “Aggregate Share Ownership Limit”), except as otherwise waived by the Company. These restrictions are designed to ensure the Company’s continued qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS, concurrently with the execution of this Agreement the Company is filing a “Certificate of Notice” that will reduce each of the Overall Limit and the Series Limit to 7%.

WHEREAS, the Advisor has requested a waiver of the Aggregate Share Ownership Limit.

WHEREAS, this Ownership Limit Waiver (as defined below) shall be effective as of the date of this Agreement (the “Determination Date”).

WHEREAS, pursuant to Section 5.7(ii)(g)(I) of the Charter, the Company has adopted resolutions approving the Advisor’s exemption from the Aggregate Share Ownership Limit on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties, intending to be legally bound, in reliance on the representations set forth in the Certificate (as defined below), hereby agree as follow:

AGREEMENT

1. WAIVER OF OWNERSHIP LIMIT

1.1       The Company hereby waives the application of the Aggregate Share Ownership Limit contained in Section 5.7(ii)(a)(I)(A)(1) of the Charter to permit the Advisor to Beneficially Own or Constructively Own shares of Common Stock (collectively, the “Exempt Stock”), subject to an increased Series Limit for the Common Stock of 20% and an increased Overall Limit of 20% (the “Excepted Holder Limit”) from and after the Determination Date, and provided that the Advisor may only itself purchase and itself actually own up to 2.5% of Common Stock (the “Advisor Actual Ownership Limit”) (collectively the “Ownership Limit Waiver”).

1.2        The Ownership Limit Waiver and Excepted Holder Limit granted by this Section 1 is granted solely to the Advisor. Any Transfer of the Exempt Stock held by the Advisor shall cause any such shares to no longer be subject to this Ownership Limit Waiver and any such Shares shall be subject to the Aggregate Share Ownership Limit as of the date of such Transfer.

1.3       The Ownership Limit Waiver and Excepted Holder Limit granted by this Section 1 only grant the Advisor the right to Beneficially Own or Constructively Own Shares up to the Excepted Holder Limit. The Advisor shall not directly or indirectly acquire Shares in excess of the Excepted Holder Limit.

1.4       Except as specifically provided in Section 1.1, this Agreement does not waive any restrictions or limitations set forth in Section 5.7 of the Charter as they apply to the Advisor or other Shares Beneficially Owned or Constructively Owned by any person, other than the Advisor. For the avoidance of doubt, this Agreement also does not modify Section 5.7(ii)(a)(I)(B) and (II) of the Charter in any respect.

2. LIMITATIONS AND OTHER MATTERS

2.1       In no event shall the Ownership Limit Waiver permit any Individual’s Beneficial Ownership or Constructive Ownership of Shares to exceed, at any time, the Aggregate Share Ownership Limit of Section 5.7(i) of the Charter as determined without regard to any provisions of this Agreement, unless and to the extent such Individual is an Excepted Holder. For the purpose of this Agreement, “Individual” has the meaning provided in Section 542(a)(2) of the Code, as modified by Section 856(h)(3) of the Code.

2.2        For the Ownership Limit Waiver to be effective, the Advisor must execute a counterpart signature page to this Agreement and complete and make the representations and covenants set forth in the Certificate of Representations and Covenants, the form of which is attached hereto as Exhibit A (the “Certificate”), and must deliver such Certificate to the Company. Except as otherwise determined by the Company, the Ownership Limit Waiver shall cease to be effective upon any breach of the representations or covenants set forth herein or in the Certificate. In addition, if the Ownership Limit Waiver ceases to be effective as a result of the operation of the preceding sentence, the Shares of the Company that would otherwise be in excess of the Aggregate Share Ownership Limit shall be deemed to have been transferred to a Trust in accordance with 5.7(ii)(a)(II) of the Charter.

2.3       The Advisor shall deliver to the Company, at such times as may reasonably be requested by the Company (it being acknowledged that the Company may reasonably make such request on at least a calendar quarterly basis), a certificate signed by an authorized officer of the Advisor to the effect that the Advisor has complied and expects to continue to comply with its representations and covenants set forth in this Agreement and the Certificate. If so requested by the Company, the Advisor will reasonably cooperate with the Company in investigating any direct or indirect relationship that the Advisor may have with the Company’s tenants or “independent contractors” (within the meaning of Section 856(d)(3) of the Code).

2.4       This Ownership Limit Waiver shall automatically be deemed to have been revoked (prospectively or, as necessary in order to protect the Company’s qualification as a real estate investment trust under the Code, retroactively) without any further action if the Company determines, in its sole discretion, that the Company’s ability to qualify and maintain its qualification as a real estate investment trust pursuant to Section 856 et seq. of the Code is reasonably likely to be jeopardized by the Ownership Limit Waiver, or in fact the Ownership Limit Waiver would jeopardize such qualification. The Company shall promptly notify the Advisor in the event that it has been determined that the Ownership Limit Waiver has been revoked pursuant to this Section 2.4.

2.5       In no event shall the Advisor actually purchase or own Shares in excess of the Advisor Actual Ownership Limit.

3. TERM

3.1       The term of this Agreement shall commence as of the Determination Date, and shall terminate on the earliest of (i) the earliest date on which the Advisor neither Beneficially Owns nor Constructively Owns Shares in excess of the Aggregate Share Ownership Limit due to the Advisor’s sale or other disposition of Exempt Stock; (ii) the earliest date on which any of the conditions set forth in Sections 1 or 2 of this Agreement are no longer true or accurate, or otherwise have been violated; (iii) the earliest date on which any of the representations, warranties, agreements, or undertakings made by the Advisor in the Certificate (without giving effect to any qualifications as to knowledge) are no longer true, as of such date; (iv) the earliest date on which the Company makes the determination set forth in Section 2.4 of this Agreement; or (v) Bellevue Capital Partners, LLC is no longer the beneficial owner of 100% of the outstanding interests of the Advisor.

4. MISCELLANEOUS

4.1       All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

4.2       This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

4.3       All references to any Code provision shall be deemed to include any successor provisions of the Code and any regulatory, judicial or administrative amendment or interpretation of such statutory provisions.

4.4       The Recitals to this Agreement are incorporated into and are deemed a part of this Agreement.

[Signature Page Follows]

Each of the parties has caused this Agreement to be signed by its duly authorized officers as of the date set forth in the introductory paragraph hereof.

THE COMPANY

New York City REIT, Inc.

By:	/s/ Christopher J. Masterson

Name: Christopher J. Masterson

Title: Chief Financial Officer and Treasurer

THE ADVISOR

New York City Advisors, LLC

By:	/s/ Michael Anderson

Name: Michael Anderson

Title: Authorized Signatory

Signature Page to Ownership Limit Waiver Agreement]